UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

ACADIA Pharmaceuticals Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 300 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 558-2871

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On August 5, 2020, the Board of Directors (the “Board”) of ACADIA Pharmaceuticals Inc. (the “Company”) approved a shift in the principal accounting officer role from Elena Ridloff, the Company’s Executive Vice President, Chief Financial Officer, to James K. Kihara, as described in Item 5.02(c) below.

(c)    On August 5, 2020, the Board appointed Mr. Kihara, the Company’s Vice President, Corporate Controller, as principal accounting officer. Mr. Kihara, age 40, has been with the Company since March 2020. Prior to joining the Company, Mr. Kihara worked at Cubic Corporation, an information technology and services firm, from November 2012 to March 2020, most recently serving as chief financial officer of the Cubic Mission Solutions business segment. Prior to Cubic Corporation, Mr. Kihara was employed by Ernst & Young LLP, a multinational professional services firm, and served as a Senior Manager of Assurance Services. Mr. Kihara earned a bachelor’s degree in Business Administration (Accounting) from San Diego State University and is a certified public accountant in the State of California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Dated: August 6, 2020	By:	/s/ Austin D. Kim
Austin D. Kim
Executive Vice President, General Counsel & Secretary